EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Quepasa Corporation and Subsidiaries
We hereby consent to the incorporation by reference in the registration statements of Quepasa Corporation on Form S-3, No. 333-40574, and Form S-8, No’s 333-146486, 333-118645, 333-88271 and 333-93637, of our report dated March 31, 2008 relating to the consolidated financial statements of Quepasa Corporation and subsidiaries as of December 31, 2007 and for the year then ended, which appears in this Form 10-KSB.
/s/ Berenfeld, Spritzer, Shechter & Sheer
Coral Gables, Florida
March 31, 2008